SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                October 20, 1999
                Date of Report (Date of earliest event reported)


                        MUNICIPAL MORTGAGE & EQUITY, LLC
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                  001-11981             52-1449733
 (State or Other Jurisdiction (Commission File (IRS Employer Identification No.)
      of Incorporation)             Number)




                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
               (Address of Principal Executive Office) (Zip Code)


                                (410) 962-8044
              (Registrant's telephone number, including area code)

Item 5. Other Events.

         On November 2, 1999, Municipal Mortgage & Equity, LLC ("MuniMae") filed a current report on Form 8-K announcing the acquisition of 100% of the capital stock of Midland Financial Holdings, Inc. ("Midland"). MuniMae is filing this amendment to the current report to provide additional information with respect to this transaction, as set forth in the exhibits included herewith, which are incorporated by reference.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


(a)      Financial Statements of Business Acquired.

                  The following documents appear as Exhibits to this current report on Form 8-K/A:

         (i) Consolidated Financial Statements of Midland Financial Holdings, Inc. as of December 31, 1998 and 1997 and for the two years in the period ended December 31, 1998

         (ii) Consolidated Financial Statements of Midland Financial Holdings, Inc. as of December 31, 1997 and 1996 and for the two years in the period ended December 31, 1997

(b)      Pro-Forma Financial Information.

                  The following documents appear as Exhibits to this current report on Form 8-K/A:

         (i) Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999

         (ii)     Unaudited   Pro  Forma   Condensed   Combined   Statements  of
                  Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999

(c)      Exhibits.

         2.1 Stock Purchase and Contribution Agreement dated as of September 30, 1999, by and among Municipal Mortgage & Equity, LLC, and Robert J. Banks, Keith J. Gloeckl and Ray F. Mathis, filed as an exhibit to MuniMae's Current Report on Form 8-K, filed on October 8, 1999, and incorporated by reference.

         2.2 Registration Rights Agreement, dated October 20, 1999, by and between Municipal Mortgage & Equity, LLC, and Robert J. Banks, Keith J. Gloeckl and Ray F. Mathis.

         99.1 Press Release of Municipal Mortgage & Equity, LLC, dated October 4, 1999, filed as an exhibit to MuniMae's Current Report on Form 8-K, filed on October 8, 1999, and incorporated by reference.

         99.2 Press Release of Municipal Mortgage & Equity, LLC, dated October 20, 1999 filed as an exhibit to MuniMae's Current Report on Form 8-K, filed on November 2, 1999, and incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                     MUNICIPAL MORTGAGE & EQUITY, LLC





                     By:      /s/Michael L. Falcone
                              Michael L. Falcone
                              President and Chief Operating Officer






Date:  December 27, 1999

                                  EXHIBIT INDEX

Exhibit No.                Exhibit

  2.1 Stock Purchase and Contribution Agreement dated as of September 30, 1999, by and among Municipal Mortgage & Equity, LLC, and Robert J. Banks, Keith J. Gloeckl and Ray F. Mathis, filed as an exhibit to MuniMae's Current Report on Form 8-K, filed on October 8, 1999, and incorporated by reference.

  2.2 Registration Rights Agreement, dated October 20, 1999, by and between Municipal Mortgage & Equity, LLC, and Robert J. Banks, Keith J. Gloeckl and Ray
                           F. Mathis.

 99.1 Press Release of Municipal Mortgage & Equity, LLC, dated October 4, 1999, filed as an exhibit to MuniMae's Current Report on Form 8-K, filed on October 8, 1999, and incorporated by reference.

 99.2 Press Release of Municipal Mortgage & Equity, LLC, dated October 20, 1999 filed as an exhibit to MuniMae's Current Report on Form 8-K, filed on November 2, 1999, and incorporated by reference.

Pro Forma Condensed Combined Financial Information:

 P-1 Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1999

 P-2 Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1998

 P-3 Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1999

 P-4                       Notes to the Pro Forma Condensed Combined Financial
                           Statements


Consolidated Financial Statements of Midland Financial Holdings, Inc. as of December 31, 1998 and 1997 and for the two years in the period ended December 31, 1998:

 F-1                       Report of Independent Accountants

 F-2                       Consolidated Balance Sheets as of December 31, 1998
                           and 1997

 F-3 Consolidated Statements of Operations for the years ended December 31, 1998 and 1997

 F-4 Consolidated Statement of Stockholders' Equity for the years ended December 31, 1998 and 1997

 F-5 Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997

 F-6                       Notes to Consolidated Financial Statements

Consolidated Financial Statements of Midland Financial Holdings, Inc. as of December 31, 1997 and 1996 and for the two years in the period ended December 31, 1997:

 F-14                      Report of Independent Accountants

 F-15                      Consolidated Balance Sheets as of December 31, 1997
                           and 1996

 F-16 Consolidated Statements of Operations for the years ended December 31, 1997 and 1996

 F-17 Consolidated Statement of Stockholders' Equity for the ears ended December 31, 1997 and 1996

 F-18 Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996

 F-19                      Notes to Consolidated Financial Statements

                                   Exhibit 2.2

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of October 20, 1999, between Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the "Company"), and the shareholders listed on the signature pages hereto (each, a "Holder").

         WHEREAS, the Company and the Holders have entered into a Stock Purchase and Contribution Agreement dated as of September 30, 1999 (the "Purchase Agreement") pursuant to which the Company has issued and may, in the future issue, to the Holders up to $22,000,000 worth of the Company's common shares, without par value (the "Common Shares"); and

         WHEREAS, in order to induce the Holders to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Company agreed to grant to the Holders the registration rights set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Advice" shall have the meaning set forth in Section 5.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the States of Maryland or New York are not required to be open.

         "Common Shares" has the meaning set forth in the introductory clauses.

         "Company" has the meaning set forth in the introductory clauses.

         "Delay Period" has the meaning set forth in Section 2(c).

         "Effectiveness Period" has the meaning set forth in Section 2(c).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Holdback Period" has the meaning set forth in Section 4.

         "Holder" has the meaning set forth in the introductory clauses and includes any assignee thereof in accordance with Section 9 of this Agreement.

         "Indemnified Party" has the meaning set forth in Section 8(c).

         "Indemnifying Party" has the meaning set forth in Section 8(c).

         "Inspectors" has the meaning set forth in Section 5(j).

         "Interruption Period" has the meaning set forth in Section 5.

         "Losses" has the meaning set forth in Section 8(a).

         "NASD" means the National Association of Securities Dealers.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Piggyback Registration" has the meaning set forth in Section 3(a).

         "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Purchase Agreement" has the meaning set forth in the introductory clauses.

         "Records" has the meaning set forth in Section 5(j).

         "Registrable Shares" means the Common Shares issued, assigned or transferred pursuant to the Purchase Agreement and owned by a Holder, unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, (ii) such securities can be freely sold and transferred without restriction under Rule 144 or any other restrictions under the Securities Act or any applicable state securities laws or (iii) such securities have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (iii), such securities may be freely transferred without restriction under the Securities Act.

         "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Shelf Registration, a Piggyback Registration or otherwise pursuant to the terms of this Agreement.

         "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Shelf Registration" has the meaning set forth in Section 2(a).

         "Underwritten   Registration   or   Underwritten   Offering"   means  a
registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.        Shelf Registration.

(a) The Company, within 45 days of each issuance, assignment or transfer of Common Shares pursuant to the Purchase Agreement or a demand registration pursuant to paragraph (b) of this Section 2, shall file with the SEC, and the Company thereafter shall use its best efforts to cause to be declared effective within 60 days after the date of such filing and in no event later than one year after the date hereof, a Registration Statement on the appropriate form, including Form S-3 (or its successor form) if such form is then available for use by the Company, for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares held of record by the Holders, which shall include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 under the Securities Act.

(b) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Shares covered thereby continuously from the date on which the SEC declares such Registration Statement effective, until all the Registrable Shares covered by such Registration Statement have been sold (pursuant to such Registration Statement). If any Registration Statement is the subject of a stop order or otherwise ceases to be effective prior to the sale of all of the Registrable Shares covered thereby, the Company shall, subject to the provisions of paragraph (c) of this Section 2, cause such Registrable Shares to be registered on a Registration Statement upon of written request of any Holder.

(c) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2 (other than the Registration Statement required to be filed within 45 days of the date hereof), or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, not to exceed 30 days (a "Delay Period"), if either the Chief Executive Officer or the Executive Vice President of the Company determines that in such officer's reasonable judgment and good faith the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 90 days minus (y) the number of days occurring during all Holdback Periods (as defined in Section 4) and Interruption Periods (as defined in Section 5(k)) during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Holdback Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, such filing shall be commenced immediately following the end of such Delay Period and each of the beginning date and the end date of the time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Holdback Periods and all Interruption Periods occurring during such Registration, respectively, and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period." The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

(d) Except to the extent required by agreements with other security holders of the Company entered into prior to the date of the Purchase Agreement and listed on Schedule 2(d) attached hereto, the Company shall not include any securities that are not Registrable Shares in any Registration Statement filed pursuant to this Section 2 without the prior written consent of the Holders of a majority in number of the Registrable Shares covered by such Registration Statement.

SECTION 3.        Piggyback Registration.

(a) Right to Piggyback. If at any time while the Holders hold Registrable Shares the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-4 or Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates) or for the account of any holder of securities of the same type as the Registrable Shares (to the extent that the Company has the right to include Registrable Shares in any registration statement to be filed by the Company on behalf of such holder), then the Company shall give written notice of such proposed filing to the Holders at least 30 days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 3(b), the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse the Company for the portion of the SEC registration fee paid by the Company with respect to the Registrable Shares so withdrawn.

(b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that in their good faith determination the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of common stock equivalents requested to be registered by each such Holder or holder participating in such offering.

(c) Right to Abandon. Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

SECTION 4.        Holdback Period.

(a) Holdback Agreement. If (i) during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to the Common Shares or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, the Company (in the case of a non-underwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of such Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Shares would materially adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from, and agree in a writing to the Company and the underwriter or underwriters to refrain from, effecting any public sale or distribution of Registrable Shares during the ten days prior to the effective date of such registration statement and until the earliest of (A) the abandonment of such offering, (B) 90 days from the effective date of such registration statement and
(C) if such offering is an underwritten offering, the termination in whole or in part of any "hold back" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith but in no event longer than 180 days (each such period, a "Holdback Period"). Notwithstanding the above, the Company agrees that (i) the Holders will not be subject to more than one Holdback Period initiated in any two-year period; (ii) the Holders will not be subject to a Holdback Period unless all of the executive officers and directors of the Company are subject to the same Holdback Period; and (iii) the Holders shall not be subject to a Holdback Period unless they are an executive officer or director of the Company.

(b) Each Holder shall, so long as they are an executive officer or director of the Company, refrain from effecting any public sale or distribution of Registrable Shares during any period in which all of the executive officers and directors of the Company are not able to effect any public sale or distribution,
(A) in accordance with internal Company policy, (B) because the Company's executive officers and directors have entered into "lock-up agreements" with any underwriter or underwriters, which "lock-up period" shall not be longer than 180 days, or (C) because of some other limitation of applicable law.

(c) Each Holder shall, so long as they are an executive officer or director of the Company, to the extent that all of the Company's executive officers or directors enter into "lock-up agreements" with any underwriter or underwriters, agree in writing upon the same terms as the Company's executive officers and directors, to refrain from effecting any public sale or distribution of Registrable Shares during any "lock-up period," which "lock-up period" shall not be longer than 180 days.

SECTION 5. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 (and subject to Sections 2 and 3), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3):

(a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 2(a) and, subject to the Company's right to terminate or abandon a registration pursuant to Section 3(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b) prepare and file with the SEC such amendments and supplements (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

(c) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(e) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(f) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

(g) upon the occurrence of any event contemplated by paragraph 5(c)(ii),  (iii),
(iv) and (v), promptly prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

(i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement, which are free of any and all restrictive legends, in a form eligible for deposit with The Depository Trust Company and in such denominations and registered in such names as each Holder may reasonably request;

(j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus) or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

(k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to such Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

         The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

         Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v), that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(g), or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

         Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

SECTION 6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company,
(vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (viii) all other costs, fees and expenses incident to the preparation of Registration Statements and Prospectuses or incident to the Company's performance of or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

SECTION 7. Underwriting Requirements. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement (including a "holdback agreement" to the effect set forth in Section 4) with such institution or institutions for such offering in such form as the Company and such institution or institutions shall reasonably determine.

SECTION 8.        Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus and each underwriter if such offering is an underwritten offering, the officers, directors and agents and employees of each of them, each Person who controls each such Holder or underwriter, as the case may be (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation of a Registration Statement or Prospectus and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon (A) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares or (B) any violation by the Company of any federal or state securities rule or regulation applicable to the Company and relating to any action or inaction by the Company in connection with such registration. Such indemnification and reimbursement obligations shall remain in full force and effect following the transfer of Registrable Shares.

(b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus; provided that the aggregate amount which any such Holder shall be required to pay pursuant hereto shall be limited to the amount of net proceeds received by the Holder upon the sale of the Registrable Shares pursuant to the Registration Statement giving rise to such matters.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to clause (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 8(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 9. Transfer of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may not be assigned by a Holder to a transferee or assignee of such securities except to (i) a Person who acquires Registrable Shares and who has agreed to be bound by the terms of this Agreement as if such Person were a Holder, (ii) a Person who is upon the death of any Holder, the executor of the estate of such Holder or any of such Holder's heirs, devisees, legatees or assigns or (iii) upon the disability of any Holder, any guardian or conservator of such Holder.

SECTION 10.       Miscellaneous.

(a) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 8) shall terminate on the first date on which no Registrable Shares remain outstanding and no further initial Common Shares may be issued, assigned or transferred by the Company pursuant to the Purchase Agreement.

(b) Notices. All notices or communications hereunder shall be in writing (including telecopy or similar writing), addressed as follows:

                  To the Company:

                  Municipal Mortgage & Equity, LLC
                  218 N. Charles St., Suite 500
                  Baltimore, Maryland 21201
                  Attention: Michael L. Falcone
                  Telecopier:       (410) 727-5387

                  with a copy to:

                  Rogers & Wells LLP
                  200 Park Avenue
                  New York, New York 10166
                  Attention: Robert E. King, Jr., Esq.
                  Telecopier:       (212) 878-8375

                  To the Holders:

                  To the Addresses set forth on the Signature Pages hereto

                  with a copy to:

                  Honigman, Miller, Schwartz & Cohn
                  2290 First National Building
                  Detroit, Michigan 48226
                  Attention: Greg DeMars, Esq.
                  Telecopier:       (313) 465-7357

or such other addresses as each of the parties hereto or any future Holder may designate to the other parties.

         Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, (ii) upon transmission, if sent by confirmed telecopier, (iii) one Business Day after being deposited with a next-day courier, postage prepaid, or (iv) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address or to such other telecopier number as such party may designate in writing from time to time).

(c) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

(d) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns; provided that the Company may not assign any of its obligations hereunder.

(e) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

(f) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding.

(g) Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except to the extent that such party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

(h) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

(i) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(j) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

(k) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of Maryland without giving regard to the principles of conflicts of law.

(l) Waiver. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

(m) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.







                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                         MUNICIPAL MORTGAGE & EQUITY, LLC

                         By:        /s/Michael L. Falcone
                         Name:      Michael L. Falcone
                         Title:     President and Chief Operating Officer


                        SHAREHOLDERS

                        /s/Robert J. Banks
                        Robert J. Banks
                        9912 Windtree Blvd.
                        Seminole, Florida 33772

                        /s/Keith J. Gloeckl
                        Keith J. Gloeckl
                        1647 Sand Key Estates Court
                        Clearwater, Florida 33767

                        /s/Ray F. Mathis
                        Ray F. Mathis
                        11890 Walker Avenue
                        Seminole, Florida 33772

             Schedule 2(d) - Agreements With Other Security Holders



                                      NONE





                                     P-1

                      MUNICIPAL MORTGAGE & EQUITY, LLC

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


The following unaudited pro forma financial statements give effect to the acquisition by Municipal Mortgage & Equity, LLC ("MuniMae") of Midland Financial Holdings, Inc. and Subsidiaries ("Midland") in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of MuniMae and Midland and has been prepared to reflect the acquisition by MuniMae of Midland as of September 30, 1999. The unaudited pro forma statement of income for the nine months ended September 30, 1999 is based on the individual statements of income of MuniMae and Midland, and combines the results of operations of MuniMae and of Midland (acquired by MuniMae on October 20, 1999) as if the acquisition occurred on January 1, 1999. The unaudited pro forma statement of income for the year ended December 31, 1998 is based on the individual statements of income of MuniMae and Midland, and combines the results of operations of MuniMae and of Midland (acquired by MuniMae on October 20, 1999) as if the acquisition occurred on January 1, 1998. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of MuniMae and of Midland included elsewhere in this Current Report on Form 8-K/A.


                                               MUNICIPAL MORTGAGE & EQUITY, LLC
                                          PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                      SEPTEMBER 30, 1999
                                                        (in thousands)
                                                         (unaudited)

                                                                                                 Pro Forma         Pro Forma
                                                                    MuniMae       Midland       Adjustments         Combined
                                                                  ------------  ------------- ----------------    -------------

ASSETS
Cash and cash equivalents                                            $ 31,450       $    226        $ (23,000)(a)    $   8,676
Tax exempt bonds and other bond related investments, net              442,247              -                           442,247
Taxable loans, notes and other                                         28,253        212,132                           240,385
Other investments                                                           -          5,080                -            5,080
Property and equipment, net                                               323            568                               891
Identifiable intangibles and goodwill                                       -              -           25,244 (c)       25,244
Other assets                                                           12,367          2,595             (764)(d)       14,198
                                                                  ------------  ------------- ----------------    -------------
Total assets                                                         $514,640       $220,601        $   1,480        $ 736,721
                                                                  ============  ============= ================    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses                                 $ 2,813        $ 3,398                         $   6,211
Loans payable                                                               -        199,219                           199,219
Other liabilities                                                       6,638          7,220                            13,858
Deferred tax liability                                                      -              -              244 (e)          244
Long-term debt                                                         67,000              -                            67,000
                                                                  ------------  ------------- ----------------    -------------
Total liabilities                                                      76,451        209,837              244          286,532
                                                                  ------------  ------------- ----------------    -------------

Commitments and contingencies                                               -              -                -                -

Preferred shareholders' equity in a subsidiary company                 81,597              -                            81,597

Shareholders' equity:
Preferred shares                                                       15,844              -                            15,844
Preferred capital distribution shares                                   5,394              -                             5,394
Term growth shares                                                        156              -                               156
Common shares                                                         311,036              -           12,000 (a)      323,036
Paid-in capital                                                             -          1,060           (1,060)(b)            -
Retained earnings                                                           -          9,704           (9,704)(b)            -
Less growth shares held in treasury at cost                            (2,355)             -                            (2,355)
Less unearned compensation - restricted shares                         (2,447)             -                            (2,447)
Accumulated other comprehensive income                                 28,964              -                            28,964
                                                                  ------------  ------------- ----------------    -------------
Total shareholders' equity                                            356,592         10,764            1,236          368,592
                                                                  ------------  ------------- ----------------    -------------

Total liabilities and shareholders' equity                           $514,640       $220,601          $ 1,480         $736,721
                                                                  ============  ============= ================    =============

                                                               P-2

                                                   MUNICIPAL MORTGAGE & EQUITY, LLC
                                                PRO FORMA COMBINED STATEMENT OF INCOME
                                                 FOR THE YEAR ENDED DECEMBER 31, 1998
                                            (in thousands, except share and per share data)
                                                              (unaudited)

                                                                                                    Pro Forma         Pro Forma
                                                                         MuniMae       Midland     Adjustments         Combined
                                                                       -------------  ----------  ---------------    -------------


INCOME:
Interest on mortgage revenue bonds and other bond related investments      $ 23,241     $     -         $      -         $ 23,241
Interest on parity working capital loans, demand notes and other loans        4,563           -                             4,563
Interest on loans and short-term investments                                  1,330      17,334                            18,664
Loan service fees                                                             1,351       2,910                             4,261
Brokerage and consulting fees                                                     -       5,875                             5,875
Net gain on sales                                                             4,743           -                             4,743
Other income                                                                    230         197                               427
                                                                       -------------  ----------  ---------------    -------------
TOTAL INCOME                                                                 35,458      26,316                -           61,774
                                                                       -------------  ----------  ---------------    -------------

EXPENSES:
Interest expense                                                                  -      15,156                            15,156
Salaries and employee benefits                                                3,309       5,678                             8,987
Depreciation and amortization                                                    38         208            1,262 (2)        1,508
Other operating expenses                                                      2,655       3,452                             6,107
Other-than-temporary impairments                                              2,049           -                             2,049
                                                                       -------------  ----------  ---------------    -------------
TOTAL EXPENSES                                                                8,051      24,494            1,262           33,807
                                                                       -------------  ----------  ---------------    -------------
NET INCOME BEFORE INCOME TAXES                                               27,407       1,822           (1,262)          27,967

INCOME TAXES                                                                      -          70              629 (2)          699
                                                                       -------------  ----------  ---------------    -------------
NET INCOME                                                                 $ 27,407     $ 1,752         $ (1,891)        $ 27,268
                                                                       =============  ==========  ===============    =============

NET INCOME ALLOCATED TO:
Preferred shares                                                            $ 1,533     $     -         $      -          $ 1,533
Preferred CD shares                                                             641           -                               641
Term growth Shares                                                              505           -               22 (3)          527
                                                                       -------------  ----------  ---------------    -------------
Common Shares/principals                                                   $ 24,728     $ 1,752         $ (1,913)(3)     $ 24,567
                                                                       =============  ==========  ===============    =============

Net income per common share:
   BASIC                                                                     $ 1.62                                        $ 1.55
                                                                       =============                                 =============
   DILUTED                                                                   $ 1.60                                        $ 1.53
                                                                       =============                                 =============

Weighted average common shares outstanding:
   BASIC                                                                 15,233,380                                    15,822,945
                                                                       =============                                 =============
   DILUTED                                                               15,938,249                                    16,528,728
                                                                       =============                                 =============


                                                                 P-3

                                                   MUNICIPAL MORTGAGE & EQUITY, LLC
                                                PRO FORMA COMBINED STATEMENT OF INCOME
                                             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                            (in thousands, except share and per share data)
                                                              (unaudited)

                                                                                                       Pro Forma         Pro Forma
                                                                            MuniMae       Midland     Adjustments         Combined
                                                                         --------------  ----------  ---------------    ------------

INCOME:
Interest on mortgage revenue bonds and other bond related investments         $ 26,251     $     -         $      -         $ 26,251
Interest on parity working capital loans, demand notes and other loans           1,637           -                             1,637
Interest on loans and short-term investments                                     1,075      15,324                            16,399
Loan service fees                                                                  763       2,711                             3,474
Brokerage and consulting fees                                                        -       6,973                             6,973
Net gain on sales                                                                1,478           -                             1,478
Other income                                                                       609          82                               691
                                                                         --------------  ----------  ---------------   -------------
TOTAL INCOME                                                                    31,813      25,090                -           56,903
                                                                         --------------  ----------  ---------------   -------------

EXPENSES:
Interest expense                                                                 1,746      12,421                            14,167
Salaries and employee benefits                                                   3,159       5,182                             8,341
Depreciation and amortization                                                       44         159              947 (2)        1,150
Other operating expenses                                                         1,546       2,826                             4,372
                                                                         --------------  ----------  ---------------    ------------
TOTAL EXPENSES                                                                   6,495      20,588              947           28,030
                                                                         --------------  ----------  ---------------    ------------
NET INCOME BEFORE DISTRIBUTIONS TO PREFERRED
   SHAREHOLDERS IN A SUBSIDIARY COMPANY                                         25,318       4,502             (947)          28,873
INCOME ALLOCABLE TO PREFERRED SHAREHOLDERS IN A
   SUBSIDIARY COMPANY                                                            1,989           -                -            1,989
                                                                         --------------  ----------  ---------------    ------------
NET INCOME BEFORE INCOME TAX EXPENSE                                            23,329       4,502             (947)          26,884

INCOME TAX EXPENSE                                                                   -           -            1,753 (2)        1,753
                                                                         --------------  ----------  ---------------    ------------
NET INCOME                                                                    $ 23,329     $ 4,502         $ (2,700)        $ 25,131
                                                                         ==============  ==========  ===============    ============

NET INCOME ALLOCATED TO:
Preferred shares                                                               $ 1,224     $     -         $      -          $ 1,224
Preferred CD shares                                                                485           -                -              485
Term growth Shares                                                                 438           -               55 (3)          493
                                                                         --------------  ----------  ---------------    ------------
Common Shares                                                                 $ 21,182     $ 4,502         $ (2,755)(3)     $ 22,929
                                                                         ==============  ==========  ===============    ============

Net income per common share:
   BASIC                                                                        $ 1.26                                        $ 1.32
                                                                         ==============                                 ============
   DILUTED                                                                      $ 1.24                                        $ 1.29
                                                                         ==============                                 ============

Weighted average common shares outstanding:
   BASIC                                                                    16,806,229                                    17,395,794
                                                                         ==============                                 ============
   DILUTED                                                                  17,338,361                                    18,119,702
                                                                         ==============                                 ============

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


NOTE 1 - The pro forma condensed combined balance sheet as of September 30, 1999 has been prepared to reflect the acquisition of Midland Financial Holdings, Inc. and Subsidiaries by Municipal Mortgage & Equity, LLC for an aggregate purchase price of up to $45 million, consisting of cash of $23 million, common shares of MuniMae of approximately $12 million at October 20, 1999 (date of acquisition) and contingent consideration in the form of common shares of MuniMae of approximately $10 million payable ratably over a three year period provided that Midland's performance meets certain yearly performance targets. Pro forma adjustments are made to reflect:

(a) The payment of $23 million and issuance of $12 million of MuniMae common shares to the principals of Midland necessary to complete the purchase acquisition.

(b)  The elimination of the common shareholders' equity accounts of Midland.

(c) The net assets of Midland at estimated fair value at the acquisition date, the identifiable intangibles and the excess of acquisition cost over the fair value of the net assets acquired (goodwill). Allocation of purchase price is as follows:

                                                                          Historical          Purchase
                                                       Allocation            Cost            Adjustment
                                                     ----------------   ----------------  ------------------

Current assets acquired                                     $    226           $    226            $      -
Loans receivable                                             212,132            212,132                   -
Property and equipment                                           568                568                   -
Identifiable intangibles and other assets                     27,839              2,595              25,244
Current liabilities                                           (3,398)            (3,398)                  -
Other liabilities                                           (206,439)          (206,439)                  -
Deferred tax liability                                           244                  -                 244
Shareholders' equity                                               -            (10,764)             10,764
                                                     ----------------   ----------------  ------------------
  Cash and common shares                                    $ 31,172           $ (5,080)           $ 36,252
                                                     ================   ================  ==================

        The allocation of purchase price is preliminary due to contingent consideration to be issued, as noted above. Management expects the allocation of purchase price to be adjusted annually over the three year period which will determine the amount of contingent consideration which will be paid; the final amounts will differ from the estimates provided herein. It is anticipated that all the contingent consideration will be allocated to goodwill as incurred.

(d) Prepaid acquisition costs incurred associated with the acquisition of Midland.

(e) Recognition of a deferred tax liability for federal and state tax purposes associated with the change in status of Midland from a Subchapter S corporation to a C corporation for income tax purposes. Income tax expense associated with the change in status was determined using an effective tax rate of 40% for the year ended December 31, 1998 and 39% for the nine months ended September 30, 1999.

NOTE 2 - The pro forma condensed statements of income for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the following pro forma adjustments necessary to reflect the acquisition as outlined in Note 1:

                                                                                                    Nine Months
                                                                                 Year Ended            Ended
                                                                                December 31,       September 30,
                                                                                    1998               1999
                                                                               ----------------   ----------------
                                                                                         (in thousands)

            Amortization of incremental intangibles                                    $ 1,262              $ 947
            Income tax expense (Note 1)                                                    629              1,753


Identifiable intangibles and goodwill will be amortized and expensed over their expected useful life of 20 years, respectively.

NOTE 3 - Allocation of net income related to pro forma adjustments to Term Growth Shares and Common Shares.

                      Report of Independent Accountants



To the Board of Directors
Midland Financial Holdings, Inc.


In our opinion, the accompanying balance sheets and the related statements of income, changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Midland Financial Holdings, Inc. and subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/  PricewaterhouseCoopers LLP

Tampa, Florida
March 10, 1999

Midland Financial Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 1998 and 1997

                                                                                    1998               1997
Assets
Cash and short-term investments                                                    $ 1,391,068        $ 2,989,706
Loans receivable                                                                   178,819,311        187,491,907
Income taxes receivable                                                                 18,025                  -
Accrued interest receivable                                                          1,803,640          2,135,723
Property and equipment, net of accumulated depreciation                                581,693            673,357
Other assets                                                                         1,648,294          2,082,764
                                                                              -----------------  -----------------

                                                                                 $ 184,262,031       $195,373,457
                                                                              =================  =================

Liabilities
Notes payable                                                                    $ 169,585,619      $ 181,839,647
Accrued interest payable                                                             1,595,150          2,019,132
Accounts payable and accrued expenses                                                1,576,990          1,319,831
Income taxes payable                                                                         -            126,363
Deferred loan fees                                                                   2,130,932          1,142,638
                                                                              -----------------  -----------------
                                                                                   174,888,691        186,447,611
                                                                              -----------------  -----------------
Commitments (Note 6)


Stockholders' Equity
Common stock - $.10 par value; 10,000 shares authorized; 1,000
      shares issued and outstanding                                                        100                100
Paid-in capital                                                                      1,059,900          1,059,900
Retained earnings                                                                    8,313,340          7,865,846
                                                                              -----------------  -----------------
                                                                                     9,373,340          8,925,846
                                                                              -----------------  -----------------

                                                                                 $ 184,262,031       $195,373,457
                                                                              =================  =================

The accompanying notes are an integral part of these consolidated financial statements.


Midland Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Income
For the Years Ended December 31, 1998 and 1997



                                                                                     1998              1997
Revenues
Interest from loans and short-term investments                                      $17,333,802       $19,385,288
Loan service fees                                                                     1,842,390         2,131,846
Brokerage and consulting fees                                                         5,874,865         9,944,416
Other                                                                                 1,265,617         1,702,968
                                                                                ----------------  ----------------
                                                                                     26,316,674        33,164,518
                                                                                ----------------  ----------------

Expenses
Interest                                                                             15,155,934        16,880,698
Salaries and employee benefits                                                        5,678,226         6,668,539
Other operating expenses                                                              3,660,179         5,264,611
                                                                                ----------------  ----------------
                                                                                     24,494,339        28,813,848
                                                                                ----------------  ----------------

Income before income taxes                                                            1,822,335         4,350,670

Income tax expense (benefit)                                                             69,841           (72,109)
                                                                                ----------------  ----------------

Net income                                                                           $1,752,494        $4,422,779
                                                                                ================  ================

The accompanying notes are an integral part of these consolidated financial statements.


Midland Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
For the Years Ended December 31, 1998 and 1997


                                          Common Stock             Paid-In           Retained
                                    -------------------------
                                     Issued      Par Value         Capital           Earnings           Total
                                    ----------  -------------   ---------------   ---------------   ---------------



Balance - January 1, 1997               1,000        $   100        $1,059,900        $4,983,067        $6,043,067

    Net income- 1997                                                                   4,422,779         4,422,779

    Dividends paid                                                                    (1,540,000)       (1,540,000)
                                    ----------  -------------   ---------------   ---------------   ---------------

Balance - December 31, 1997             1,000            100         1,059,900         7,865,846         8,925,846

    Net income - 1998                                                                  1,752,494         1,752,494

    Dividends paid                                                                    (1,305,000)       (1,305,000)
                                    ----------  -------------   ---------------   ---------------   ---------------

Balance - December 31, 1998             1,000        $   100        $1,059,900        $8,313,340        $9,373,340
                                    ==========  =============   ===============   ===============   ===============

 The accompanying notes are an integral part of these consolidated financial statements.


Midland Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 1998 and 1997

                                                                                 1998                 1997

Cash Flows from Operating Activities
Cash received for loan service, brokerage and consulting fees                  $   9,971,166        $  12,884,971
Interest received                                                                 17,665,885           19,419,232
Cash paid to employees and suppliers                                              (8,780,352)         (13,328,733)
Interest paid                                                                    (15,579,916)         (16,249,581)
Income taxes received (paid)                                                        (214,229)             271,851
                                                                           ------------------  -------------------
      Net cash provided by operating activities                                    3,062,554            2,997,740
                                                                           ------------------  -------------------

Cash Flows from Investing Activities
Loans originated                                                                (222,292,048)        (162,213,980)
Loans collected                                                                  230,964,644          158,700,933
Expenditures for property and equipment                                             (114,918)            (319,842)
Proceeds from sale of property and equipment                                               -              142,986
Proceeds from sale of partnership interests                                                -              395,000
Other                                                                                345,308             (464,410)
                                                                           ------------------  -------------------
      Net cash provided by (used in) investing activities                          8,902,986           (3,759,313)
                                                                           ------------------  -------------------

Cash Flows from Financing Activities
Borrowings from credit facilities                                                228,752,304          201,102,860
Repayment of credit facilities                                                  (241,006,332)        (201,632,661)
Borrowings repaid under mortgage payable                                                   -              (96,028)
Loan costs                                                                            (5,150)                   -
Dividends paid                                                                    (1,305,000)          (1,540,000)
                                                                           ------------------  -------------------
      Net cash used in financing activities                                      (13,564,178)          (2,165,829)
                                                                           ------------------  -------------------

Net decrease in cash                                                              (1,598,638)          (2,927,402)

Cash and short-term investments, beginning of period                               2,989,706            5,917,108
                                                                           ------------------  -------------------

Cash and short-term investments, end of period                                 $   1,391,068         $  2,989,706
                                                                           ==================  ===================

Reconciliation of Net Income to Net Cash Provided by Operating Activities

Net income                                                                      $  1,752,494         $  4,422,779
                                                                           ------------------  -------------------
Adjustments  to  reconcile   net  income  to  net  cash  provided  by  operating
      activities:
    Depreciation and amortization                                                    207,624              174,195
    Changes in assets and liabilities:
      Decrease (increase) in accrued interest receivable                             332,083               33,944
      (Increase) decrease in income taxes                                           (144,388)             401,722
      (Increase) decrease in other assets                                             93,270           (1,248,955)
      Increase (decrease) in accrued interest payable                               (423,982)             631,117
      (Decrease) increase in accounts payable and accrued expenses                   257,159             (378,456)
      Decrease in deferred income tax liability                                            -             (201,980)
      Increase (decrease) in deferred loan fees                                      988,294             (310,818)
      Gain on sale of partnership interest                                                 -             (583,441)
      Loss from disposal of fixed assets                                                   -               57,633
                                                                           ------------------  -------------------
        Total adjustments                                                          1,310,060           (1,425,039)
                                                                           ------------------  -------------------

Net cash provided by operating activities                                       $  3,062,554         $  2,997,740
                                                                           ==================  ===================

The accompanying notes are an integral part of these consolidated financial statements.

Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

1.       Ownership and Operations

     The accompanying financial statements include Midland Financial Holdings, Inc. (the "Parent"), and its wholly owned subsidiaries, Midland Mortgage Investment Corporation ("Midland") and its subsidiary, Midland Realty Investment Corporation ("Realty"), Midland Capital Corporation ("Capital"), Midland Equity Corporation ("Equity"), Midland Securities Corporation ("Securities") and Midland Advisory Services, Inc.
     ("Advisory").

     Midland's primary business is the origination, financing and servicing of low to moderate-income, multi-family and commercial construction and permanent loans throughout the continental United States. Capital provides construction period working capital loans to developers of low to moderate-income apartment projects and finances investor notes for direct participation programs offered by Equity. Realty is a real estate brokerage company, which primarily manages properties. Equity is a syndicator of low-income housing projects. Securities is a securities dealer, registered with the National Association of Securities Dealers. Advisory functions as a real estate advisor for pension funds.

     During 1998 approximately 80% of Midland's loans and 100% of Capital's loans were made to developers of low to moderate-income apartment projects. All of Equity's syndications were of projects which receive tax credits for low-income rental housing under Internal Revenue Code Section 42.

2.       Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Parent and its subsidiaries (the "Group"). All material intercompany profits, transactions and balances have been eliminated.

     Loan Origination Fees

     Loan origination fees are being deferred and amortized over the contractual lives of the related loans.

     Allowance for Loan Losses

     The Group provides an allowance for possible losses on loans receivable based upon management's evaluation of all loans in the Group's portfolio. When it is determined that a loan will not be fully realized, an allowance is established for the full amount of the estimated loss. At December 31, 1998 and 1997, management determined that no allowance for possible loan losses was necessary.

Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

2.   Summary of Significant Accounting Policies, continued

     Depreciation

     Property and equipment consisting primarily of furniture and fixtures is depreciated using the straight-line method over the estimated useful lives (2 to 10 years) of the assets for financial reporting purposes. Accumulated depreciation as of December 31, 1998 and 1997 amounted to $628,951 and $422,369, respectively.

     Income Taxes

     Effective January 1, 1997, the Group elected S corporation status. Earnings and losses after that date are included in the personal income tax returns of the Parent's stockholders. Accordingly, the Group will normally not incur additional tax obligations, and future financial statements will normally not include a provision for federal income taxes. However, the Company continues to be subject to state income taxes in certain states.

     Consolidated Statement of Cash Flows

     Cash  equivalents   include  cash  and  short-term  cash  investments  with
     maturities at the date of acquisition of three months or less.

     The Company considers loan service fees to be operating transactions and has reflected these funds as operating activities in the accompanying statements of cash flows.

     Concentrations of Credit Risk

     Financial instruments which potentially subject the Group to concentrations of credit risk consist principally of cash, short-term cash investments, and loans receivable.

     The Group maintains its cash and short-term cash investments with, what it believes to be, high credit quality financial institutions as determined by the Group's management. At December 31, 1998, the Group's cash and short-term cash investments were primarily on deposit at United Bank & Trust Company. Concentrations of credit risk with respect to loans receivable are limited due to commitments for permanent financing from lenders determined to have the financial ability to honor such commitments.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

3.      Loans Receivable

                                                                                   1998               1997

        Construction Loans on Low to Moderate-Income Apartment Projects:

        Collateralized by the properties under construction and personall guaranteed by the  borrowers;  interest  ranges  from 8.25% to 10%,
        (fixed rate  loans),  and adjustable  rates range from money  center bank prime to 2.5% over money  center bank prime (7.75% at December 31,
        1998);  principal amounts mature through 2001; pledged as collateral for notes payable to investor; repayment is expected to be from the
        permanent lenders upon successful completion of the projects.             $ 166,818,758       $183,753,525

        Working Capital Loans:

        Personally guaranteed by the borrowers; interest at 8% to 12% fixed and
        1% to 3% over money  center bank prime (7.75% at December 31,  1998);
        principal  amounts mature  through 2001;  pledged as collateral for amounts due on lines of credit; repayments are expected to be from
        construction profits and syndication procedures.                              2,257,191          2,375,199

        Direct Participation Program:

        Collateralized by the related limited  partnership's notes receivable;
        interest at varying rates ranging from 10.5% to 11%;  principal  amounts mature  through January  31,  2002;  pledged as  collateral for  pension fund  notes  payable; repayment is expected to be from investor note
        collections.                                                                    599,356          1,363,183

        Syndication-Related Notes and Advances:

        Short-term notes to a partnership syndicated by Equity and to a developer of a property syndicated by Equity; mostly non-interest
        bearing.                                                                      9,144,006                  -
                                                                                -----------------  -----------------

                                                                                   $178,819,311      $ 187,491,907
                                                                                =================  =================


Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

4.       Notes Payable

                                                                                      1998               1997
         Investors:

         Used to finance the construction lending activities;  fixed interest rates range from  7.143% to 8.75%;  variable  interest  rates range from 1.2% under to 1.75% over money  center bank prime (7.75% at
         December 31,  1998);  principal  amounts mature through 2001;
         collateralized by the related construction loans receivable.                $ 155,305,937      $168,407,514

         Group Trust:

         Used to finance the  interim  construction  and  permanent  lending activities; interest at 6% to 6.55%;  principal amount matures January
         1999;  collateralized by the related loan receivable.                             550,000         7,950,000

         Used of finance syndication advances of a limited partnership;
         collateralized by a security interest in a promissory note from the limited partnership;  interest at .5% over money center bank prime
         (7.75% at December 31, 1998); principal due in 1999.                            8,595,000                 -

         Bank:

         Note payable dated July 31, 1996 in the original amount of $2,500,000;
         interest only payments through January 31, 1997;  monthly  principal payments of $46,297 plus  interest at 1% over money  center bank prime
         (7.75% at December 31, 1998) beginning March 1, 1997 until August 1, 2001 maturity; collateralized by 100% of outstanding shares of Parent's
         stock and personally guaranteed by the stockholders.                            1,435,169         1,990,733

         Bank Line of Credit:

         $3,000,000 line used to finance working  capital  lending  activities;
         interest rate is the higher of (a) bank prime less 2.25% (8.63% at
         December 31, 1998), or (b) 1.25% above weekly average  one-year  Treasury index rate (4.63% at December 31, 1998);  collateralized  by the related working  capital and investor  notes receivable and personally guaranteed by the stockholders; the line expires upon 180 days written notice by
         bank.                                                                           1,965,000         1,900,000

Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

4.   Notes Payable, continued



                                                                                    1998               1997

     Individuals:

     Demand notes; interest at 3/4% over money center bank prime
     (7.75% at December 31, 1998).                                               $  646,592         $  564,155

     Stockholders:

     Demand notes to stockholders of Parent; uncollateralized;  interest at 3/4%
     over money center bank prime (7.75% at December 31,
     1998).                                                                       1,087,921          1,027,245
                                                                             ----------------  -----------------

                                                                              $ 169,585,619      $ 181,839,647
                                                                             ================  =================


     Maturities of notes payable are summarized as follows:


     Year Ended December 31,                                                      Amount
                                                                            -----------------

          1999                                                                 $ 130,801,516
          2000                                                                    31,066,133
          2001                                                                     7,717,970
                                                                            -----------------
                                                                               $ 169,585,619
                                                                            =================

5.   Income Taxes

     The income tax expense (benefit) consists of the following:

                                                                                     1998              1997

     Currently payable                                                                $  69,841        $  129,871
     Deferred                                                                                 -          (201,980)
                                                                                ----------------  ----------------
                                                                                      $  69,841        $  (72,109)
                                                                                ================  ================


     The income tax expense for the year ended December 31, 1998 represents estimated state income taxes. The income tax benefit for the year ended December 31, 1997 represents the reversal of the deferred income tax liability provided prior to the Group's election as an S corporation, net of the income taxes on the built-in-gain related to the gain realized on the sale of partnership interests and estimated state income taxes.

Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

6.   Commitments

     Lease Commitments

     Midland has entered into noncancelable operating leases for office space and equipment. Minimum future annual rental payments are as follows:


          1999                                                                    $  540,000
          2000                                                                       483,000
          2001                                                                       473,000
          2002                                                                       452,000
          2003                                                                       182,000
                                                                            -----------------
                                                                                 $ 2,130,000
                                                                            =================
     Rent  expense  was  approximately  $633,000  and  $462,000  for the years  ended  December 31,  1998 and 1997, respectively.


     Unfunded Loan Commitments

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.

     At December 31, 1998, the aggregate total of unfunded construction loan commitments was approximately $173,559,000. Midland has unfunded commitments from investors in a like amount. Commitments outstanding under unused lines of credit were approximately $197,900 at December 31, 1998. The commitments are not reflected in the financial statements. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. There are no significant concentrations of credit risk with any individual counterparty to originate loans.

7.   Profit Sharing Plan

     The Group maintains a profit sharing plan covering substantially all employees. Contributions to the plan are at the discretion of management. Contributions to the plan approximated $194,000 and $184,000 for the years ended December 31, 1998 and 1997, respectively.

8.   Related Party Transactions

     During 1998, Advisory received administrative service fees of approximately $1,603,000 from Midland Affordable Housing Group Trust (Group Trust), a group trust of which stockholders of the Parent are Trustees. As of December 31, 1998, Midland had a $5,000,000 Line of Credit available for the group trust, with no outstanding balance. The line matures on December 31, 1999, and bears interest at the rate of 10.25%. The collateral for the line is the net assets of the group trust.

Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

8.   Related Party Transactions, continued

     At December 31, 1998 and 1997, Midland has notes payable with an outstanding balance of $111,886,532 and $109,641,947, respectively, due to the Group Trust. The notes were made to finance construction loans and are collateralized by the related construction loan receivables.

     At December 31, 1998, Midland has a $40,000,000 warehouse facility, provided by the Group Trust, with an outstanding balance of $550,000. This warehouse facility is provided for interim funding of permanent loans, completed construction loans, and GNMA MBS advances until funded by permanent lender or security holder and is collateralized by a security interest in the loans, bears interest of 6%, and due in 1999.

     Additionally, at December 31, 1998, Midland has a $10,000,000 line of credit provided by the Group Trust, with an outstanding balance of $8,595,000. This line is used for fund syndication advances of limited partnerships syndicated by Midland. The line is collateralized by a security interest in a promissory note given by the limited partnership, bears interest at 0.5% over Money Center bank prime (7.75% at December 31, 1998), and is due in 1999.

9.   Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. Fair value is defined as the price at which a financial instrument could be liquidated in an orderly manner over a reasonable time period under present market conditions. Fair values estimates, methods and assumptions are set forth below for the Company's financial instruments.

     Cash and Short-Term Investments

     For cash and short-term investments, the carrying amount is a reasonable estimate of fair value.

     Notes Receivable

     The estimated fair value of the Company's fixed rate loans was calculated by discounting contractual cash flows adjusted for current prepayment estimates. The discount rates were based on the interest rate charged to current customers for comparable loans. The Company's adjustable rate loans reprice frequently at current market rates. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value amount.

     The impact of delinquent loans on the estimation of the fair values described above is not considered to have a material effect and, accordingly, delinquent loans have been discarded in the valuation methodologies used.

Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1998 and 1997

9.   Fair Value of Financial Instruments, continued

     Notes Payable

     The estimated fair value of the Company's fixed rate notes payable was calculated by discounting contractual cash flows. The discount rates were based on the interest rates paid to current lenders for comparable notes payable. The Company's adjustable rate notes payable reprice frequently at current market rates. Therefore, the fair value of these notes payable has been estimated to be approximately equal to their carrying value amount.

     The estimated fair values of the Company's financial instruments are as follows:

                                                      (in thousands)                      (in thousands)
                                                           1998                                1997
                                                ----------------------------------  ---------------------------------
                                                   Carrying          Estimated         Carrying         Estimated
                                                    Amount          Fair Value          Amount          Fair Value
                                                ----------------  ----------------  ---------------   ---------------

     Financial assets:
        Cash and short-term investments               $   1,391         $   1,391        $   2,990         $   2,990
        Loans - fixed rate                               41,957            41,888           38,499            38,488
        Loans - adjustable rate                         136,862           136,862          148,993           148,993
     Financial liabilities:
        Notes payable - fixed rate                       15,409            15,420           29,838            29,821
        Notes payable - adjustable rate                 154,177           154,177          152,002           152,002


        Limitations

     The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

                    Report of Independent Accountants



To the Board of Directors
Midland Financial Holdings, Inc.


We have audited the accompanying consolidated balance sheets of Midland Financial Holdings, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Midland Financial Holdings, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ Coopers & Lybrand L.L.P.

Tampa, Florida
March 13, 1998

Midland Financial Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 1997 and 1996



                                                                                       1997               1996
Assets
Cash and short-term investments                                                    $ 2,989,706        $ 5,917,108
Loans receivable                                                                   187,491,907        183,978,859
Income taxes receivable                                                                      -            275,359
Accrued interest receivable                                                          2,135,723          2,169,667
Property and equipment, net of accumulated depreciation                                673,357            728,329
Other assets                                                                         2,082,764            369,909
                                                                              -----------------  -----------------

                                                                                  $195,373,457       $193,439,231
                                                                              =================  =================

Liabilities
Notes payable                                                                     $181,839,647       $182,465,476
Accrued interest payable                                                             2,019,132          1,388,015
Accounts payable and accrued expenses                                                1,319,831          1,887,237
Income taxes payable                                                                   126,363                  -
Deferred income tax liability                                                                -            201,980
Deferred loan fees                                                                   1,142,638          1,453,456
                                                                              -----------------  -----------------
                                                                                   186,447,611        187,396,164
                                                                              -----------------  -----------------
Commitments (Note 6)


Stockholders' Equity
Common stock - $.10 par value; 10,000 shares authorized; 1,000
      shares issued and outstanding                                                        100                100
Paid-in capital                                                                      1,059,900          1,059,900
Retained earnings                                                                    7,865,846          4,983,067
                                                                              -----------------  -----------------
                                                                                     8,925,846          6,043,067
                                                                              -----------------  -----------------

                                                                                  $195,373,457       $193,439,231
                                                                              =================  =================

The accompanying notes are an integral part of these consolidated financial statements.



Midland Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Income
For the Years Ended December 31, 1997 and 1996
                                                                                        1997             1996
Revenues
Interest from loans and short-term investments                                      $19,385,288       $17,013,768
Loan service fees                                                                     2,131,846         2,308,458
Brokerage and consulting fees                                                         9,944,416         5,170,591
Other                                                                                 1,702,968           648,259
                                                                                ----------------  ----------------
                                                                                     33,164,518        25,141,076
                                                                                ----------------  ----------------

Expenses
Interest                                                                             16,880,698        14,692,127
Salaries and employee benefits                                                        6,668,539         6,084,694
Other operating expenses                                                              5,264,611         3,058,457
                                                                                ----------------  ----------------
                                                                                     28,813,848        23,835,278
                                                                                ----------------  ----------------

Income before income taxes                                                            4,350,670         1,305,798

Income tax expense (benefit)                                                            (72,109)          386,507
                                                                                ----------------  ----------------

Net income                                                                           $4,422,779         $ 919,291
                                                                                ================  ================


The accompanying notes are an integral part of these consolidated financial statements.


Midland Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
For the Years Ended Decemer 31, 1997 and 1996


                                          Common Stock             Paid-In           Retained
                                      Shares
                                     Issued      Par Value         Capital           Earnings           Total
                                    ----------  -------------   ---------------   ---------------   ---------------


Balance - January 1, 1996               1,000         $  100        $1,059,900        $4,116,776        $5,176,776

    Net income                                                                           919,291           919,291

    Dividends paid                                                                       (53,000)          (53,000)
                                    ----------  -------------   ---------------   ---------------   ---------------

Balance - December 31, 1996             1,000            100         1,059,900         4,983,067         6,043,067

    Net income - 1997                                                                  4,422,779         4,422,779

    Dividends paid                                                                    (1,540,000)       (1,540,000)
                                    ----------  -------------   ---------------   ---------------   ---------------

Balance - December 31, 1997             1,000         $  100        $1,059,900        $7,865,846        $8,925,846
                                    ==========  =============   ===============   ===============   ===============


The accompanying notes are an integral part of these consolidated financial statements.


Midland Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 1997 and 1996



                                                                                     1997                 1996

Cash Flows from Operating Activities
Cash received for loan service, brokerage and consulting fees                   $ 12,884,971         $  7,830,612
Interest received                                                                 19,419,232           16,145,257
Cash paid to employees and suppliers                                             (13,328,733)          (8,501,325)
Interest paid                                                                    (16,249,581)         (14,137,991)
Income taxes received (paid)                                                         271,851             (485,510)
                                                                           ------------------  -------------------
      Net cash provided by operating activities                                    2,997,740              851,043
                                                                           ------------------  -------------------

Cash Flows from Investing Activities
Loans originated                                                                (162,213,980)        (194,433,447)
Loans collected                                                                  158,700,933          139,828,256
Expenditures for property and equipment                                             (319,842)            (276,683)
Proceeds from sale of property and equipment                                         142,986                    -
Proceeds from sale of partnership interests                                          395,000                    -
Other                                                                               (464,410)              65,659
                                                                           ------------------  -------------------
      Net cash provided by (used in) investing activities                         (3,759,313)         (54,816,215)
                                                                           ------------------  -------------------

Cash Flows from Financing Activities
Borrowings from credit facilities                                                201,102,860          227,290,938
Repayment of credit facilities                                                  (201,632,661)        (170,399,558)
Borrowings repaid under mortgage payable                                             (96,028)              (3,853)
Dividends paid                                                                    (1,540,000)             (53,000)
                                                                           ------------------  -------------------
      Net cash used in financing activities                                       (2,165,829)          56,834,527
                                                                           ------------------  -------------------

Net decrease in cash                                                              (2,927,402)           2,869,355

Cash and short-term investments, beginning of period                               5,917,108            3,047,753
                                                                           ------------------  -------------------

Cash and short-term investments, end of period                                  $  2,989,706         $  5,917,108
                                                                           ==================  ===================

Reconciliation of Net Income to Net Cash Provided by Operating Activities

Net income                                                                      $  4,422,779          $   919,291
                                                                           ------------------  -------------------
Adjustments  to  reconcile   net  income  to  net  cash  provided  by  operating
      activities:
    Depreciation and amortization                                                    174,195              122,084
    Changes in assets and liabilities:
      Decrease (increase) in accrued interest receivable                              33,944             (721,875)
      (Increase) decrease in income taxes                                            401,722              (90,485)
      (Increase) decrease in other assets                                         (1,248,955)             102,760
      Increase (decrease) in accrued interest payable                                631,117              407,501
      (Decrease) increase in accounts payable and accrued expenses                  (378,456)             615,280
      Decrease in deferred income tax liability                                     (201,980)              (8,520)
      Increase (decrease) in deferred loan fees                                     (310,818)            (506,558)
      Gain on sale of partnership interest                                          (583,441)                   -
      Loss from disposal of fixed assets                                              57,633               11,565
                                                                           ------------------  -------------------
        Total adjustments                                                         (1,425,039)             (68,248)
                                                                           ------------------  -------------------

Net cash provided by operating activities                                       $  2,997,740          $   851,043
                                                                           ==================  ===================

The accompanying notes are an integral part of these consolidated financial statements.


Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1997 and 1996

1.   Ownership and Operations

     The accompanying financial statements include Midland Financial Holdings, Inc. (the "Parent"), and its wholly owned subsidiaries, Midland Mortgage Investment Corporation ("Midland") and its subsidiary, Midland Realty Investment Corporation ("Realty"), Midland Capital Corporation ("Capital"), Midland Equity Corporation ("Equity"), Midland Securities Corporation ("Securities") and Midland Advisory Services, Inc.
     ("Advisory").

     Midland's primary business is the origination, financing and servicing of low to moderate-income, multi-family and commercial construction and permanent loans throughout the continental United States. Capital provides construction period working capital loans to developers of low to moderate-income apartment projects and finances investor notes for direct participation programs offered by Equity. Realty is a real estate brokerage company, which primarily manages properties. Equity is a syndicator of low-income housing projects. Securities is a securities dealer, registered with the National Association of Securities Dealers. Advisory functions as a real estate advisor for pension funds.

     During 1997 approximately 84% of Midland's loans and 97% of Capital's loans were made to developers of low to moderate-income apartment projects. All of Equity's syndications were of projects which receive tax credits for low-income rental housing under Internal Revenue Code Section 42.

2.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Parent and its subsidiaries (the "Group"). All material intercompany profits, transactions and balances have been eliminated.

     Loan Origination Fees

     Loan origination fees are being deferred and amortized over the contractual lives of the related loans.

     Allowance for Loan Losses

     The Group provides an allowance for possible losses on loans receivable based upon management's evaluation of all loans in the Group's portfolio. When it is determined that a loan will not be fully realized, an allowance is established for the full amount of the estimated loss. At December 31, 1997 and 1996, management determined that no allowance for possible loan losses was necessary.

     Depreciation

     Property and equipment consisting primarily of furniture and fixtures is depreciated using the straight-line method over the estimated useful lives (2 to 10 years) of the assets for financial reporting purposes. Accumulated depreciation as of December 31, 1997 and 1996 amounted to $422,369 and $364,958, respectively.

     Income Taxes

     Prior to January 1, 1997, the Group filed a consolidated federal income tax return. Income tax liabilities were allocated among members of the affiliated group, as if a separate income tax return had been filed, and settled among the Group annually. Effective January 1, 1997, the Group elected S corporation status. Earnings and losses after that date are included in the personal income tax returns of the Parent's stockholders and taxed depending upon their personal tax strategies. Accordingly, the Group will normally not incur additional tax obligations, and future financial statements will normally not include a provision for federal income taxes. However, the Company continues to be subject to state income taxes in certain states.

     New Accounting Pronouncements

     Effective January 1, 1996, the Company was required to adopt Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights." The impact of adopting this pronouncement was not significant. In June 1996, the Financial Accounting Standards Board (FASB) issued SFAS 125, which was effective for transactions that occurred after December 31, 1996. Among other requirements, this standard provided additional guidance with respect to the accounting for mortgage servicing rights as well as criteria for recognition of sales in connection with transfers of financial instruments including loans. The impact of this standard on the Company was not significant.

     Consolidated Statement of Cash Flows

     Cash  equivalents   include  cash  and  short-term  cash  investments  with
     maturities at the date of acquisition of three months or less.

     The Company considers loan service fees to be operating transactions and has reflected these funds as operating activities in the accompanying statements of cash flows.

     Concentrations of Credit Risk

     Financial instruments which potentially subject the Group to concentrations of credit risk consist principally of cash, short-term cash investments, and loans receivable.

     The Group maintains its cash and short-term cash investments with high credit quality financial institutions as determined by the Group's management. At December 31, 1997, the Group's cash and short-term cash investments were primarily on deposit at United Bank & Trust Company. Concentrations of credit risk with respect to loans receivable are limited due to commitments for permanent financing from lenders determined to have the financial ability to honor such commitments.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Loans Receivable

                                                                                    1997               1996

     Construction Loans on Low to Moderate-Income Apartment Projects:

     Collateralized by the properties under construction and personally guaranteed by the  borrowers;  interest  ranges from 9.25% to 10.5%,
     (fixed rate loans), and adjustable  rates range from .75% to 2.5% over money  center bank prime (8.5% at December 31, 1997); principal amounts mature through 1999; pledged as collateral for notes payable to investor;
     repayment is expected to be from the permanent lenders upon successful
     completion of the projects.                                                  $183,753,525       $179,121,611

     Working Capital Loans:

     Personally guaranteed by the borrowers; interest at 8% to 12% foxed and 1%
     to 3% over money  center bank prime (8.5% at December  31,  1997);
     principal  amounts mature  through 2000;  pledged as collateral for amounts due on lines of credit; repayments are expected to be from construction
     profits and syndication procedures.                                             2,375,199          2,193,427

     Direct Participation Program:

     Collateralized by the related limited  partnership's notes receivable;
     interest at varying rates ranging from 10.5% to 11%;  principal  amounts mature  through January  31,  2002;  pledged as  collateral  for  pension fund  notes  payable; repayment is expected to be from investor note
     collections.                                                                    1,363,183          2,663,821
                                                                                 -----------------  -----------------
                                                                                  $187,491,907       $183,978,859
                                                                              =================  =================


4.       Notes Payable


                                                                                    1997                1996

         Investors:

         Used to finance the construction lending activities;  fixed interest rates range from 7.143% to 8.8%;  variable  interest rates range from
         .75 to 2.5% over money center bank prime (8.5% at December 31, 1997);
         principal amounts mature through 1999; collateralized by the related
         construction loans receivable.                                          $168,407,514       $ 175,109,547

         Group Trust:

         Used to finance the  interim  construction  and  permanent  lending activities; interest at 6.55%; principal amount matures January 20,
         1998;  collateralized by the related
         permanent loan receivable.                                                 7,950,000                   -

         Mortgage Payable:

         Note dated July 25, 1995 in the original amount of $100,800; payable at
         $934 per month principal and interest at a rate of 7.50% per annum fixed; with a maturity of September 1, 2010; collateralized by real
         property; note was paid off May 22, 1997.                                          -              96,028

         Bank:

         Note payable dated July 31, 1996 in the original amount of $2,500,000;
         interest only payments through January 31, 1997;  monthly  principal payments of $46,297 plus  interest at 1% over money  center bank prime
         (8.5% at December  31,  1997) beginning March 1, 1997 until August 1,
         2001 maturity; collateralized by 100% of outstanding shares of Parent's
         stock and personally guaranteed by the stockholders.                       1,990,733           2,500,000

         Bank Line of Credit:

         $1,900,000 line used to finance working  capital  lending  activities;
         interest rate is 1.25%  above  weekly  average  one year  Treasury index rate  (5.55% at December 31, 1997);  collateralized  by the related working capital and investor notes receivable and personally guaranteed by the stockholders; the line expires upon 180 days written
         notice by bank.                                                            1,900,000           1,900,000


         Individuals:

         Demand notes  personally  guaranteed by stockholders  of the Parent;
         interst at 3/4% over money center bank prime (8.5% at December 31,
         1997).                                                                  $    564,155         $  418,577

         Stockholders:

         Demand notes to stockholders of Parent; uncollateralized;  interest at
         3/4% over money center bank prime (8.5% at December 31,  1997).            1,027,245          1,157,652

         Pension Fund:

         Notes payable collateralized by the related investor notes receivable;
         interest at 9% to 9.25%; principal amounts mature through 1998.                    -          1,283,672
                                                                                 --------------  -----------------

                                                                                 $181,839,647       $182,465,476
                                                                                 ==============  =================



     Provisions of certain loans require the Company to maintain certain financial ratios over the life of the loan agreement. The most restrictive covenant requires that the outstanding aggregate principal balance of the limited partner notes constituting a part of the collateral shall not be less than one hundred forty-eight percent (148%) of the outstanding principal balance of the loan at any time during the term of the loan.

     Maturities of notes payable are summarized as follows:


     Year Ended December 31,                                                       Amount
                                                                            -------------------
          1998                                                                   $ 152,188,520
          1999                                                                      28,771,520
          2000                                                                         555,564
          2001                                                                         324,043
                                                                            -------------------
                                                                                 $ 181,839,647
                                                                            ===================


Income Taxes

The income tax provision (benefit) consists of the following:

                                                                                     1997              1996
Currently payable                                                                     $ 129,871         $ 395,027
Deferred                                                                               (201,980)           (8,520)
                                                                                ----------------  ----------------

                                                                                      $ (72,109)        $ 386,507
                                                                                ================  ================

     The income tax benefit for the year ended December 31, 1997 represents the reversal of the deferred income tax liability provided prior to the Group's election as an S corporation, net of the income taxes on the built-in-gain related to the gain realized on the sale of partnership interests and estimated state income taxes.

     For 1996, the tax provision is less than the federal statutory rate due to the deductibility of certain expenses for income tax purposes which are not recognized for financial reporting purposes and the use of low income housing tax credits.

     Commitments

     Lease Commitments

     Midland has entered into noncancelable operating leases for office space and equipment. Minimum future annual rental payments are as follows:


          1998                                                                    $  498,000
          1999                                                                       532,000
          2000                                                                       478,000
          2001                                                                       470,000
          2002                                                                       291,000
          Thereafter                                                                 201,000
                                                                            -----------------
                                                                                 $ 2,470,000
                                                                            =================



     Rent expense was approximately $462,000 and $446,000 for the years ended December 31, 1997 and 1996, respectively.

     Unfunded Loan Commitments

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.

     At December 31, 1997, the aggregate total of unfunded construction loan commitments was approximately $127,031,000. Midland has unfunded commitments from investors in a like amount. Commitments outstanding under unused lines of credit were approximately $333,000 at December 31, 1997. The commitments are not reflected in the financial statements. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. There are no significant concentrations of credit risk with any individual counterparty to originate loans.

7.   Profit Sharing Plan

     The Group maintains a profit sharing plan covering substantially all employees. Contributions to the plan are at the discretion of management. Contributions to the plan approximated $184,000 and $136,000 for the years ended December 31, 1997 and 1996, respectively.

8.   Related Party Transactions

     During 1997, Advisory received administrative service fees of approximately $1,290,000 from Midland Affordable Housing Group Trust (Group Trust), a group trust of which stockholders of the Parent are Trustees. As of December 31, 1997, Midland had a $5,000,000 Line of Credit available for the Group Trust, with no outstanding balance. The line matures on December 31, 1999, and bears interest at the rate of 10.25%. The collateral for the line is the net assets of the group trust.

     From time to time subsidiaries and affiliates of the Company will guarantee outstanding indebtedness for related entities. These amounts have been adequately disclosed in the individual entities' financial statements.

9.   Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments. Fair value is defined as the price at which a financial instrument could be liquidated in an orderly manner over a reasonable time period under present market conditions. Fair values estimates, methods and assumptions are set forth below for the Company's financial instruments.

     Cash and Short-Term Investments

     For cash and short-term investments, the carrying amount is a reasonable estimate of fair value.

     Notes Receivable

     The estimated fair value of the Company's fixed rate loans was calculated by discounting contractual cash flows adjusted for current prepayment estimates. The discount rates were based on the interest rate charged to current customers for comparable loans. The Company's adjustable rate loans reprice frequently at current market rates. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value amount.

     The impact of delinquent loans on the estimation of the fair values described above is not considered to have a material effect and, accordingly, delinquent loans have been discarded in the valuation methodologies used.

     Notes Payable

     The estimated fair value of the Company's fixed rate notes payable was calculated by discounting contractual cash flows. The discount rates were based on the interest rates paid to current lenders for comparable notes payable. The Company's adjustable rate notes payable reprice frequently at current market rates. Therefore, the fair value of these notes payable has been estimated to be approximately equal to their carrying value amount.

     The estimated fair values of the Company's financial instruments are as follows:


                                                 (in thousands)                      (in thousands)
                                                      1997                                1996
                                                 ----------------------------------  ---------------------------------
                                                    Carrying          Estimated         Carrying         Estimated
                                                     Amount          Fair Value          Amount          Fair Value
                                                 ----------------  ----------------  ---------------   ---------------


     Financial assets:
         Cash and short-term investments               $   2,990         $   2,990        $   5,917         $   5,917
         Loans - fixed rate                               38,499            38,488           28,213            28,198
         Loans - adjustable rate                         148,993           148,993          155,765           155,765
     Financial liabilities:
         Notes payable - fixed rate                       29,838            29,821            1,380             1,398
         Notes payable - adjustable rate                 152,002           152,002          181,086           181,086



Midland Financial Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 1997 and 1996


9.   Fair Value of Financial Instruments, continued

     Limitations

     The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.